EXHIBIT 99.1
JRJR NETWORKS FILING UPDATE
For Immediate Release

(Dallas, TX, October 20, 2017) - JRjr33, Inc., doing business as JRJR Networks [NYSE American: JRJR] today announced that on October 19, 2017, it received a letter from the NYSE American LLC (the “NYSE American”) notifying it that the Company was not in compliance with Sections 134 and 1101 of the NYSE American Company Guide as a result of its failure to timely file its Form 10-Q for the periods ended March 31, 2017 and June 30, 2017 with the Securities and Exchange Commission.

The NYSE American letter stated that the NYSE American has reviewed the Company’s October 11, 2017 plan advising of actions it has taken or will take to regain compliance with the continued listing standards and determined to accept the plan and grant a plan period extension through December 18, 2017. The letter also states that if the Company is not in compliance with the continued listing standards by December 18, 2017 or if the Company does not make progress consistent with the plan during the plan period, the NYSE American staff will initiate delisting proceeding, as appropriate. The Company intends to file the Form 10-Qs prior to December 18, 2017.

About JRJR Networks (www.jrjrnetworks.com)

JRJR Networks is a growing platform of direct-to-consumer brands. Within JRJR Networks, each company retains its separate identity, sales force, product line and compensation plan, while JRJR Networks seeks synergies and efficiencies in operational areas. JRJR Networks companies currently include The Longaberger Company, a 42-year old maker of hand-crafted baskets and other home decor items; Tomboy Tools, a direct seller of tools designed for women; Agel Enterprises, a global seller of nutritional products in gel form as well as a skin care line, operating in 50 countries; Paperly, which offers a line of custom stationery and other personalized products; Uppercase Living, which offers a line of customizable vinyl expressions for display on walls in the home; Kleeneze, a 95-year old UK-based catalog seller of cleaning, health, beauty, home, outdoor and a variety of other products, and Betterware, a UK-based home catalog seller. JRJR Networks also includes Happenings, a lifestyle publication and marketing company.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," or "will" or the negative of these terms or other comparable terminology and include statements regarding expected timing of the filing of the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017.  These forward-looking statements are based on management's expectations and assumptions as of the date of this press release and are subject to a number of risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to timely file our requisite filings with the Securities and Exchange Commission, our ability to meet the continued listing requirements of the NYSE American our ability to expand leadership activities in support of our sales, our ability to continue to grow, our ability to integrate the entities that we have acquired, our ability to strengthen our internal controls and the other risks outlined under "Risk Factors" in our Annual Report on Form 10-K for our fiscal year ended December 31, 2016 and our other filings with the SEC, including subsequent reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.